Exhibit 99.1


Contact:     Dan Jarvis
             313-594-1096





FORD CREDIT EARNS $317 MILLION IN THE THIRD QUARTER, UP 16 PERCENT

DEARBORN, Mich., October 18, 1999 -- Ford Credit earned $317 million in the third quarter of this year, up $45 million or 16 percent, from a year ago, Chairman and Chief Executive Officer Philippe Paillart announced today. Earnings in the first nine months of 1999 were $952 million, up $102 million or 12%, compared with a year ago.

Compared with the third quarter of 1998, the increase in earnings reflects higher financing volumes and improved credit loss performance, offset partially by costs related to employee separation programs.

"Our third quarter results have put us solidly on track to meet our milestone of 10 percent earnings growth for the year," said Paillart. "We are pleased with our earnings performance so far this year and anticipate ending the year on a healthy note."

Ford Credit's total net finance receivables increased to $134.0 billion at September 30, compared with $120.1 billion a year earlier.

As the world's largest automotive finance company, Ford Credit provides vehicle financing in 36 countries for more than nine million customers and 11,000 automotive dealers.
                                                     # # #
10/18/99


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


             Ford Motor Credit Company and Consolidated Subsidiaries

                              OPERATING HIGHLIGHTS

                                                                                              Third Quarter
                                                                                      1999                1998

Income (in Millions)
     Income Before Income Taxes                                                 $      516.1       $       467.8
     Net Income                                                                        316.9               272.4
     Memo:  Depreciation Expense                                                $    1,864.8       $     1,791.7


Market Share
     Ford Retail & Lease     United States                                              52.6%               50.3 %
                             Europe                                                     33.3                36.0
     Ford Wholesale          United States                                              83.8%               84.5%
                             Europe                                                     96.6                93.5



Contract Volume - New and Used Retail/Lease (in Thousands)
     United States                                                                       860                774

     Europe                                                                              211                209
     Other International                                                                 130                123
                                                                                         ---                ---
         Total Contract Volume                                                         1,201              1,105
                                                                                       =====              =====


Assets (in Millions)
     Net Finance Receivables                                                    $  100,088.4       $    84,700.6
     Net Investment in Operating Leases                                             33,891.0            35,434.7
                                                                                    --------            --------
         Total Net Finance Receivables                                          $  133,979.4       $   120,135.3
     Other Assets                                                                   13,897.8             6,488.0
                                                                                    --------             -------
         Total Assets                                                           $  147,877.2       $   126,623.3
                                                                                   =========           =========


Liabilities and Stockholder's Equity (in Millions)
     Liabilities
         Debt - Short Term                                                      $   47,420.9       $    43,916.1
         Debt - Long Term                                                           76,894.9            60,748.3
                                                                                    --------            --------
              Total Debt                                                        $  124,315.8       $   104,664.4
         Other Liabilities                                                          12,122.2            10,875.8
                                                                                    --------            --------
              Total Liabilities                                                 $  136,438.0       $   115,540.2
                                                                                   =========           =========

     Minority Interests in Net Assets of Subsidiaries                                  408.3               387.1
     Stockholder's Equity                                                           11,030.9            10,696.0
                                                                                    --------            --------
         Total Liabilities and Stockholder's Equity                             $  147,877.2       $   126,623.3
                                                                                   =========           =========